Exhibit 99.1

                 ConocoPhillips Announces 2005 Reserve
    Replacement of 230 Percent (Including LUKOIL and Other Equity
 Affiliates); Reserve Replacement of 100 Percent, Excluding Sales and
                             Acquisitions

    HOUSTON--(BUSINESS WIRE)--Feb. 21, 2006--ConocoPhillips (NYSE:COP) today announced preliminary net additions of 1.553 billion barrels of oil equivalent (BOE), including Libya and equity affiliates, to its proved reserves during 2005. The company's reserve replacement ratio was 230 percent, based on 675 million BOE of production, bringing ConocoPhillips' total reserves to 9.4 billion BOE. Excluding sales and acquisitions, such as increases in LUKOIL ownership and re-entry into Libya, ConocoPhillips' reserve replacement ratio was 100 percent.
    The above excludes 0.3 billion barrels associated with the company's Canadian Syncrude operations. U.S. Securities and Exchange Commission (SEC) regulations define the company's Syncrude operations as mining related; therefore, these operations are not reported as part of the company's conventional oil and gas proved reserves. Also, consistent with SEC guidelines to use year-end prices for reserve estimates, proved oil reserves for the Surmont project in Canada were not included.
    Total reserve additions, including revisions, improved recovery, purchases, and extensions and discoveries, were 1.569 billion BOE. Costs incurred, as defined by Statement of Financial Accounting Standards No. 69 (SFAS No. 69), are expected to be $10.508 billion. This includes ConocoPhillips' estimate of LUKOIL's 2005 year-end results. At the end of 2005, ConocoPhillips had a 16.1 percent equity interest in LUKOIL. Estimated reserve additions and costs incurred related to LUKOIL were 0.655 billion BOE and $2.511 billion, respectively.
    "The improvement in 2005 from 2004 is attributable to extensions and discoveries from our legacy projects in Qatar, the United States and the Asia Pacific region, as well as our re-entry into Libya and our increased equity ownership in LUKOIL," said Bill Berry, executive vice president of Exploration and Production. "We remain committed to replacing reserves at competitive finding and development costs."

    Pro Forma Information

    The company's pro forma reserve replacement rate averaged 155 percent for the past five years. Excluding the impact of the company's investment in LUKOIL, the five-year average reserve replacement was 109 percent of production.
    To provide meaningful, prior-period comparisons, the company is providing the following pro forma operating information. This pro forma information was prepared by combining the historical results of Conoco and Phillips for all reporting periods presented prior to the merger and those of ConocoPhillips since the merger, including the company's investment in LUKOIL.


                               SFAS 69 Costs
                                 Incurred         Reserve Additions(a)
                               (Preliminary)         (Preliminary)
----------------------------------------------------------------------
                            Billions of dollars     Billions of BOE
----------------------------------------------------------------------
 ConocoPhillips 2001-2005
  Total Consolidated and
    Equity Affiliates             $41.93                 7.31
----------------------------------------------------------------------
    Conoco pre-merger,
net of purchase adjustment         (5.39)               (2.06)
----------------------------------------------------------------------
 Pro forma costs incurred
  and reserve additions            36.54                 5.25
----------------------------------------------------------------------

(a) Includes additions due to revisions, improved recovery, purchases, and extensions and discoveries.


    CONOCOPHILLIPS' RESERVES ESTIMATION FOR EQUITY INVESTMENT IN
LUKOIL

    ConocoPhillips' estimated year-end 2005 reserves related to its equity investment in LUKOIL are based on LUKOIL's year-end 2004 reserves (adjusted for known additions, license extensions, dispositions and public information) and include adjustments to conform to ConocoPhillips' reserves policy and provide for estimated 2005 production. Any differences between this estimate and actual reserve computations will be recorded in a subsequent period.

    EXPLANATION OF RATIOS

    The reserve replacement ratio of 230 percent was calculated by dividing the sum of changes to estimated proved crude oil, natural gas and natural gas liquids reserves from revisions, improved recovery, purchases, extensions and discoveries, and sales during 2005 by production of 675 million BOE. The reserve replacement ratio of 100 percent was calculated by dividing the sum of the 2005 changes noted above, excluding purchases and sales, by the 2005 production.

    CAUTIONARY STATEMENT FOR THE PURPOSES OF THE "SAFE HARBOR"
PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

    This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that contain projections about our revenues, income, earnings and other financial items, our plans and objectives for the future, future economic performance, or other projections or estimates about our assumptions relating to these types of statements. These statements usually relate to future events and anticipated revenues, earnings, business strategies, competitive position or other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "should," "will," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook," "effort," "target" and other similar words. However, the absence of these words does not mean that the statements are not forward-looking. The forward-looking statements are based on management's expectations, estimates and projections about ConocoPhillips and the petroleum industry in general on the date this statement was released. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Economic, business, competitive and regulatory factors that may affect ConocoPhillips' business are generally as set forth in ConocoPhillips' filings with the Securities and Exchange Commission (SEC). ConocoPhillips is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.
    Cautionary Note to U.S. Investors -- The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. Production is distinguished from oil and gas production because SEC regulations define Syncrude as mining-related and not part of conventional oil and natural gas reserves. We use certain terms in this release, such as "the above excludes 0.3 billion barrels associated with the company's Canadian Syncrude operations," that the SEC's guidelines strictly prohibit us from including in filings with the SEC. U.S. investors are urged to consider closely the disclosures in the company's periodic filings with the SEC, available from the company at 600 North Dairy Ashford Road, Houston, Texas 77079. This information can also be obtained from the SEC by calling 1-800-SEC-0330.



    CONTACT: ConocoPhillips
             Laura Hopkins, 281-293-6030 (media)
             or
             Gary Russell, 212-207-1996 (investors)